As filed with the Securities and Exchange Commission on November 15, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Contango ORE, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-3431051
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

516 2nd Avenue, Suite 401

Fairbanks, Alaska 99701

(907) 888-4273

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rick Van Nieuwenhuyse

President and Chief Executive Officer

516 2nd Avenue, Suite 401

Fairbanks, Alaska 99701

(907) 888-4273

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy T. Samson

Paul Monsour

Holland & Knight LLP

811 Main Street, Suite 2500

Houston, Texas 77002

(713) 821-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus covering the offering, issuance and sale by the registrant of up to $200,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants, subscription rights and/or units from time to time in one or more offerings; and

•

a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to $32,800,000 of the registrant’s common stock that may be issued and sold from time to time under a sales agreement with Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the sales agreement, any portion of the $32,800,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $32,800,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated November 15, 2024

PROSPECTUS

Contango ORE, Inc.

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

We may, from time to time in one or more offerings, offer and sell up to $200,000,000 in the aggregate of common stock, preferred stock, debt securities, warrants to purchase common stock or preferred stock, subscription rights, units or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

The common stock, preferred stock, debt securities, warrants, subscription rights and units collectively are referred to in this prospectus as the “securities”.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities on a continuous or delayed basis through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Our shares of common stock are listed on the NYSE American under the symbol “CTGO”. On November 14, 2024 the closing price of our shares of common stock, as quoted on the NYSE American, was $17.87 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED UNDER “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY OF THE DOCUMENTS WE INCORPORATE BY REFERENCE HEREIN BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings or resales up to an aggregate amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of the securities described herein, we may provide a prospectus supplement that will contain specific information about the terms of that offering and may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement, the documents incorporated by reference and any free-writing prospectus that we authorize to be distributed to you and any information incorporated by reference into the foregoing, together with additional information described under the heading “Where You Can Find More Information” before buying any of the securities offered under this prospectus.

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless the context requires otherwise or unless stated otherwise, references in this prospectus to the “Company,” “Contango ORE,” “Contango,” “CORE,” “we,” “our” and “us” refer to Contango ORE, Inc. and its subsidiaries on a consolidated basis.

NOTICE REGARDING MINERAL DISCLOSURE

Information concerning the Company’s mining properties in this prospectus or contained in the documents incorporated by reference into this prospectus, has been prepared in accordance with the requirements of subpart 1300 of Regulation S-K (“S-K 1300”). S-K 1300 requires the Company to disclose its mineral resources, in addition to its mineral reserves, both in the aggregate and for each of the Company’s individual material mining properties.

The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource,” “inferred mineral resource,” “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” are defined and used in accordance with S-K 1300. Under S-K 1300, mineral resources may not be classified as mineral reserves unless the determination has been made by a qualified person, as defined in S-K 1300, that the mineral resources can be the basis of an economically viable project.

Each of the Technical Report Summaries (each a “TRS”) for the Manh Choh Project and the Lucky Shot Project (each as defined below) have been prepared in accordance with S-K 1300 and are included as Exhibits 96.1 and 96.2, respectively, to the Company’s Transition Report on Form 10-KT for the transition period from July 1, 2023 to December 31, 2023, filed with the SEC on March 14, 2024, which is incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. The words and phrases “should be”, “will be”, “believe”, “expect”, “anticipate”, “estimate”, “forecast”, “goal” and similar expressions identify forward-looking statements and express expectations about future events. These include such matters as:

•	The Company’s financial position;

•	Business strategy, including outsourcing;

•	Meeting the Company’s forecasts and budgets;

•	Anticipated capital expenditures and the availability of future financing;

•	Risk in the pricing or timing of hedges the Company has entered into for the production of gold and associated minerals;

•	Prices of gold and associated minerals;

•	Timing and amount of future discoveries (if any) and production of natural resources on the Peak Gold JV Property (as defined below) and the Contango Properties (as defined below);

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

•	The Company’s ability to fund its business with current cash reserves based on currently planned activities;

•	Prospect development;

•	Operating and legal risks;

•	New governmental laws and regulations; and

•	Pending and future litigation.

Although the Company believes the expectations reflected in such forward-looking statements are reasonable, such expectations may not occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of the Company’s control, that may cause the Company’s actual results, performance or achievements to be materially different from future results expressed or implied by the forward-looking statements. These factors include, among others:

•	Ability to raise capital to fund capital expenditures and repayment of indebtedness;

•	Ability to retain or maintain capital contributions to, and our relative ownership interest in, the Peak Gold JV;

•	Ability to influence management of the Peak Gold JV;

•	Ability to realize the anticipated benefits of the HighGold Acquisition (as defined below);

•	Disruption from the HighGold Acquisition, including as it relates to maintenance of business and operational relationships;

•	Potential delays or changes in plans with respect to exploration or development projects or capital expenditures;

•	Operational constraints and delays;

•	Risks associated with exploring in the mining industry;

•	Timing and successful discovery of natural resources;

•	Availability of capital and the ability to repay indebtedness when due;

•	Declines and variations in the price of gold and associated minerals, as well as price volatility for natural resources;

•	Availability of operating equipment;

•	Operating hazards attendant to the mining industry;

•	Weather;

•	Ability to find and retain skilled personnel;

•	Restrictions on mining activities;

•	Legislation that may regulate mining activities;

•	Impact of new and potential legislative and regulatory changes on mining operating and safety standards;

•	Uncertainties of any estimates and projections relating to any future production, costs and expenses (including changes in the cost of fuel, power, materials and supplies);

•	Timely and full receipt of sale proceeds from the sale of any of our mined products (if any);

•	Stock price and interest rate volatility;

•	Federal and state regulatory developments and approvals;

•	Availability and cost of material and equipment;

•	Actions or inactions of third parties;

•	Potential mechanical failure or under-performance of facilities and equipment;

•	Environmental and regulatory, health and safety risks;

•	Strength and financial resources of competitors;

•	Worldwide economic conditions;

•	Impact of pandemics, such as the worldwide COVID-19 outbreak, which could impact the Company’s or the Peak Gold JV’s exploration schedule and operating activities;

•	Expanded rigorous monitoring and testing requirements;

•	Ability to obtain insurance coverage on commercially reasonable terms;

•	Competition generally and the increasing competitive nature of the mining industry;

•	Risk related to title to properties; and

•	Ability to consummate strategic transactions.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All forward-looking statements contained in or incorporated by reference into this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. See the information under the heading “Risk Factors” in this prospectus for some of the important factors that could affect the Company’s financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” and all other information included or incorporated by reference into this prospectus.

Our Company

Contango ORE was formed on September 1, 2010 as a Delaware corporation for the purpose of engaging in the exploration in the State of Alaska for gold ore and associated minerals. On January 8, 2015, CORE Alaska, LLC, a wholly-owned subsidiary of the Company (“CORE Alaska”), and a subsidiary of Royal Gold, Inc. (“Royal Gold”) formed Peak Gold, LLC (the “Peak Gold JV”). On September 30, 2020, CORE Alaska sold a 30.0% membership interest in the Peak Gold JV to KG Mining (Alaska), Inc. (“KG Mining”), an indirect wholly-owned subsidiary of Kinross Gold Corporation (“Kinross”), a large gold producer with a diverse global portfolio and extensive operating experience in Alaska. The sale was referred to as the “CORE Transactions”.

Concurrently with the CORE Transactions, KG Mining, in a separate transaction, acquired 100% of the equity of Royal Alaska, LLC from Royal Gold, which held Royal Gold’s 40.0% membership interest in the Peak Gold JV (the “Royal Gold Transactions” and, together with the CORE Transactions, the “Kinross Transactions”). After the consummation of the Kinross Transactions, CORE Alaska retained a 30.0% membership interest in the Peak Gold JV. KG Mining now holds a 70.0% membership interest in the Peak Gold JV and Kinross serves as the manager of the Peak Gold JV and operator of the Manh Choh (as defined below) mine.

The Company conducts its operations through four primary means:

•

a 30.0% membership interest in the Peak Gold JV, which leases approximately 675,000 acres from the Tetlin Tribal Council and holds approximately 13,000 additional acres of State of Alaska mining claims (such combined acreage, the “Peak Gold JV Property”) for exploration and development, including in connection with the Peak Gold JV’s plan to mine ore from the Main and North Manh Choh deposits within the Peak Gold JV Property (“Manh Choh” or the “Manh Choh Project”);

•

its wholly-owned subsidiary, Contango Mining Canada Inc., a corporation organized under the laws of British Columbia (“Contango Mining Canada”), which holds the Company’s 100% equity interest in HighGold Mining Inc., a corporation existing under the laws of the Province of British Columbia (“HighGold”), which holds the Company’s 100% equity interest in JT Mining, Inc., which leases for exploration the mineral rights to approximately 21,000 acres (“Johnson Tract” or the “Johnson Tract Project”), located near tidewater, 125 miles southwest of Anchorage, Alaska, from Cook Inlet Region, Inc. (“CIRI”), one of 12 land-based Alaska Native regional corporations created by the Alaska Native Claims Settlement Act of 1971;

•

its wholly-owned subsidiary, Contango Lucky Shot Alaska, LLC (formerly Alaska Gold Torrent, LLC), an Alaska limited liability company, which leases for exploration the mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims (“Lucky Shot” or the “Lucky Shot Project”), located in the Willow Mining District about 75 miles north of Anchorage, Alaska, from Alaska Hard Rock, Inc.;

•

its wholly-owned subsidiary, Contango Minerals Alaska, LLC (“Contango Minerals”), which separately owns the mineral rights to approximately 145,280 acres of State of Alaska mining claims for exploration, including (i) approximately 69,780 acres located immediately northwest of the Peak

Gold JV Property (the “Eagle/Hona Property”), (ii) approximately 14,800 acres located northeast of the Peak Gold JV Property (the “Triple Z Property”), (iii) approximately 52,700 acres of new property in the Richardson district of Alaska (the “Shamrock Property”) and (iv) approximately 8,000 acres located to the north and east of the Lucky Shot Project (the “Willow Property” and, together with the Eagle/Hona Property, the Triple Z Property, and the Shamrock Property, collectively the “Minerals Property”); and

•

its wholly-owned subsidiary, Avidian Gold Alaska Inc., an Alaskan corporation (“Avidian Alaska”), which separately owns the mineral rights to approximately 11,711 acres of State of Alaska mining claims and upland mining leases for exploration, including (i) approximately 1,021 acres located in the Fairbanks Mining District approximately three miles east of the Fort Knox Gold Mine and 20 miles north of Fairbanks, Alaska, and (ii) approximately 10,690 acres located in the Valdez Creek Mining District on the eastern edge of the Alaska Range, located, approximately 150 miles southwest of Fairbanks, Alaska, along the George Parks Highway; and which leases for exploration the mineral rights to approximately 3,380 acres of State of Alaska mining claims, leasehold locations and an upland mining lease, located in the Fairbanks Mining District approximately five miles southwest of the Fort Knox Gold Mine and about 10 miles north of Fairbanks, Alaska.

The Johnson Tract Project, Lucky Shot Project and the Minerals Property are collectively referred to in this prospectus as the “Contango Properties”. The Manh Choh Project is in the production stage, while all of the Company’s other projects are in the exploration stage.

Contango’s principal executive offices are located at 516 2nd Avenue, Suite 401, Fairbanks, Alaska 99701. The Company’s telephone number is (907) 888-4273 and its website address is www.contangoore.com. Information contained on the Company’s website does not constitute a part of this prospectus.

Recent Developments

Manh Choh Project

The Peak Gold JV has commenced ore mining at the Manh Choh Project and stockpiling at the Fort Knox mining and milling complex located approximately 240 miles away in Fairbanks, Alaska. On July 8, 2024, Manh Choh achieved a significant milestone and poured its first gold bar, on schedule. On September 9, 2024, the Company announced the start of a second campaign of gold production from the Manh Choh. The Company received its first cash distribution from the Peak Gold JV relating to production at Manh Choh of $19.5 million in September 2024 and its second cash distribution of $12.0 million on October 24, 2024.

During the third quarter of 2024, ore transportation has ramped up to planned volumes, with full commissioning of modifications at the Fort Knox facility having been completed. The Manh Choh Project remains on track to deliver its planned production this year.

The Peak Gold JV management committee approved budgets for 2023 and 2024, with cash calls totaling approximately to $248.1 million, of which the Company’s share was approximately $74.5 million. In July 2024, the Company had to contribute an unbudgeted additional cash call for $4.1 million. However, the Company does not anticipate any further cash calls. As of September 30, 2024, the Company has funded $78.6 million of cash calls for the Peak Gold JV.

Johnson Tract Project

On May 1, 2024, the Company entered into a definitive arrangement agreement (the “Arrangement Agreement”) by and among the Company, Contango Mining Canada and HighGold, pursuant to which the Company acquired 100% of the outstanding equity interests of HighGold (the “HighGold Acquisition”) by way of a court approved plan of arrangement under the Business Corporations Act (British Columbia). The HighGold Acquisition, which was approved by HighGold shareholders at HighGold’s special meeting held on June 27, 2024, was subsequently approved by the Supreme Court of British Columbia on July 2, 2024.

On July 10, 2024, the Company completed the HighGold Acquisition and, as contemplated by the Arrangement Agreement, each HighGold share of common stock was exchanged for 0.019 shares of Contango common stock, par value $0.01 per share (the “common stock”). HighGold options were also exchanged, directly or indirectly, for Contango shares of common stock, based on the fair market value of the HighGold options prior to the closing date. Upon closing of the HighGold Acquisition, the Company issued an aggregate of 1,698,887 shares of Contango common stock, with a value of approximately $33.4 million, to HighGold shareholders in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 3(a)(10) of the Securities Act. Such exemption was based on the final order of the Supreme Court of British Columbia issued on July 2, 2024, approving the Acquisition following a hearing by the court which considered, among other things, the fairness of the Acquisition to the persons affected. Upon completion of the Acquisition, existing Contango shareholders own approximately 85.9% and HighGold shareholders own approximately 14.1% of the combined company.

On July 30, 2024, the Company commenced a surface drilling campaign at the Johnson Tract property, which was expected to last approximately three months. The 2024 surface exploration drilling targets 3,000 meters (approximately 9,850 ft) across 20 drill holes and is designed to in-fill the upper one-third of the near vertical resource. In parallel with the in-fill drilling, selected holes will undergo hydrological testing and monitoring to characterize the overall surficial and deposit hydrology and water quality. In addition to assaying the core, selected drill core will undergo advanced metallurgical, geochemical, and specific gravity tests to assist in building a geometallurgical model for the deposit. On September 9, 2024, the Company announced that it had completed approximately 1,500 meters (5,000 ft.) of the planned 2024 surface drilling program at the Johnson Tract project, which remains on budget and schedule.

Lucky Shot Project

The Lucky Shot project remains in care and maintenance as the Company plans a surface and underground drilling program for 2025.

Avidian Alaska Acquisition

On May 1, 2024, the Company entered into a stock purchase agreement with Avidian Gold Corp. (“Avidian”) pursuant to which the Company agreed to purchase Avidian’s 100% owned Alaskan subsidiary, Avidian Gold Alaska Inc., for initial consideration of $2,400,000, with a contingent payment for up to $1,000,000 (the “Avidian Alaska Acquisition”).

On August 6, 2024, the Company completed the Avidian Alaska Acquisition. As contemplated by the stock purchase agreement entered into with Avidian, the initial purchase price of $2,063,539 consisted of (i) $400,000 in cash (the “Cash Consideration”) and (ii) $1,663,539 in shares of Contango common stock, with $207,945 of such shares withheld at closing and to be paid only upon settlement of a withholding contingency (the “Equity Consideration”). The Cash Consideration shall be paid in the following tranches: (i) a deposit of $50,000 (paid), (ii) $150,000 to be paid upon settlement of a withholding contingency and (iii) $200,000 to be paid on or before the six-month anniversary of the transaction closing date. The number of shares of common stock constituting the Equity Consideration, which were issued or will be issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, was determined based on Contango’s 10-day VWAP on the NYSE American immediately prior to the closing date.

Underwritten Offering

On June 12, 2024, the Company completed the issuance of 731,750 units at a price of $20.50 per unit (the “July 2024 Units”) for aggregate gross proceeds of $15,000,875. Each July 2024 Unit consisted of one share of the Company’s common stock and one-half of one warrant to purchase one share of common stock (each whole common share purchase warrant, a “July 2024 Warrant”). Each July 2024 Warrant is exercisable to purchase one share of common stock at an exercise price of $26.00 per warrant for a period of 36 months.

Committee for Safe Communities Complaint

On October 20, 2023, the Committee for Safe Communities (“CSC”), an Alaskan non-profit corporation inclusive of certain vacation homeowners along the Manh Choh ore haul route and others, filed suit in the Superior Court for the State of Alaska in Fairbanks, Alaska (the “Court”) against the State of Alaska, Department of Transportation and Public Facilities (the “DOT”), seeking injunctive relief with respect to CSC’s oversight of the Peak Gold JV’s ore haul plan (the “Complaint”). Ore from the Manh Choh mine is being trucked to the Fort Knox mill for processing via public roadways in state-of-the-art trucks carrying legal loads. The Complaint alleges that the DOT has approved a haul route and trucking plan for the Manh Choh project that violates DOT regulations, DOT’s actions have created an unreasonable risk to public safety constituting an attractive public nuisance, and DOT has aided and abetted the offense of negligent driving. On November 2, 2023, CSC filed a motion for preliminary injunction. On November 9, 2023, the Peak Gold JV filed a motion to intervene in this lawsuit, which was granted on November 15, 2023. On January 15, 2024, Peak Gold and DOT jointly moved for judgment on the pleadings and to stay all discovery. On May 14, 2024, the Court issued an order denying CSC’s motion for preliminary injunction and staying discovery. On June 24, 2024, the Court issued an order granting judgment on the pleadings as to three of the four claims for relief alleged in the Complaint and denying relief as to the claim for public nuisance. The order further lifted the stay of discovery. On July 3, 2024, the DOT filed motion for reconsideration as to the Court’s order on the motion for judgment on the pleadings, which Peak Gold joined. On September 13, 2024, the Court issued an order denying this motion. At a scheduling conference on July 16, 2024, the Court ordered CSC to respond to the motion for reconsideration and set a trial for August 11, 2025.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider the risk factors included in, or incorporated by reference into, this prospectus, as updated by our subsequent filings under the Exchange Act, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus and the documents we incorporate by reference, in evaluating an investment in our securities. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our securities could decline materially and you could lose all or part of your investment. The risks described in such filings are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements”.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include, among other things:

•	exploration for possible mineral reserves and resources at the Contango Properties;

•	funding the Company’s contribution obligations to the Peak Gold JV;

•	funding working capital requirements;

•	capital expenditures;

•	repayment or refinancing of indebtedness;

•	strategic acquisitions;

•	general corporate purposes; and

•	repurchases and redemptions of securities.

Pending the application of such proceeds, we may invest the proceeds in short-term marketable securities or money market obligations.

We retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Additional information on the use of net proceeds from the sale of the securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon, among other factors, our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

Authorized Capitalization

Common Stock

Our Certificate of Incorporation authorizes us to issue 45,000,000 shares of common stock, par value $0.01 per share.

Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are generally entitled to vote. The majority of votes cast by the holders of shares entitled to vote on an action at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

Upon the liquidation, dissolution or winding up of our business, after payment of all liabilities and payment of preferential amounts to the holders of preferred stock, if any, the shares of common stock are entitled to share equally in our remaining assets. Pursuant to our Certificate of Incorporation, no stockholder has any preemptive rights to subscribe for our securities or rights to convert or exchange common shares into any other security. The common stock is not subject to any redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

We do not intend to declare or pay any cash dividends on our common stock. We currently intend to retain future earnings in excess of preferred stock dividends, if any, for operations and to develop and expand our business. We do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination with respect to the payment of dividends on the common stock will be at the discretion of the board of directors of the Company and will depend on, among other things, operating results, financial condition and capital requirements, the terms of then-existing indebtedness, general business conditions and other factors the Board deems relevant.

Preferred Stock

Our Certificate of Incorporation authorizes us to issue 15,000,000 shares of preferred stock, par value $0.01 per share, in one or more series with such voting powers, full or limited, or no voting powers and such designations, preferences and relative participation, optional or other special rights, and the qualifications, limitations or restrictions thereof as shall be stated in the resolutions of the Board providing for their issuance.

Prior to the issuance of shares of each series of preferred stock, the Board is required by the Delaware General Corporation Law (the “DGCL”) and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•

the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•

whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

Although the Board has no intention at the present time of doing so, it could issue a series of preferred stock in the future that, depending on the terms of such series, could decrease the amount of earnings and assets available for distribution to the holders of common stock, adversely affect the rights and powers, including voting rights, of the common stock and impede the completion of a merger, tender offer or other takeover attempt. The Board will make a determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders. The Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, and our Certificate of Incorporation and our Bylaws (the “Bylaws”), described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	the transaction is approved by the Board before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; and

•

on or after such time, the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

•	permit the Board to issue up to 15,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office;

•	provide that our Bylaws may only be amended by the affirmative vote of the majority of the Board or the holders of two-thirds of our then outstanding common stock;

•	provide that special meetings of our stockholders may only be called by the Board, the president or the holders of a majority of our then outstanding common stock;

•

eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by the DGCL;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•

do not provide for cumulative voting rights, therefore allowing the holders of a plurality of votes cast in any election of directors to elect all of the directors standing for election, if they should so choose.

Limitation of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the limitation of liability provision in our Certificate of Incorporation will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Ticker Symbol

Our common stock is traded on the NYSE American under the symbol “CTGO”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus (the “debt securities”) will be general unsecured obligations of the Company. The Company may issue debt securities under an indenture to be entered into with a trustee we will name in the prospectus supplement relating to such securities, which we refer to in this prospectus as the indenture.

We have summarized the debt securities and select provisions that may be included in a future indenture below. This summary is not complete. We have filed the form of indenture with the SEC as an exhibit to the registration statement of which this prospectus is a part and you should read such indenture for provisions that may be important to you.

General

The indenture does not limit the amount of debt securities that may be issued under the indenture, and does not limit the amount of other unsecured debt or securities that may be issued. The issuer may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.

The debt securities will either constitute the issuer’s senior unsecured indebtedness and will rank equally in right of payment with all of the issuer’s other unsecured and unsubordinated debt and senior in right of payment to all of the issuer’s subordinated indebtedness, or constitute the issuer’s subordinated unsecured indebtedness and will rank junior to all of the issuer’s senior indebtedness and may rank equally with or senior to other subordinated indebtedness the issuer may issue from time to time. The debt securities will be effectively subordinated to, and thus have a junior position to, the issuer’s secured indebtedness with respect to the assets securing that indebtedness.

The indenture will not contain any covenants or other provisions designed to protect holders of the debt securities in the event the issuer participates in a highly leveraged transaction or upon a change of control. The indenture also will not contain provisions that give holders of the debt securities the right to require us to repurchase our securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the guarantor of the debt securities, if any;

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which the issuer will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the issuer will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances the issuer will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate the issuer to redeem, purchase or repay the debt securities;

•	any provisions which restrict the declaration of dividends or requiring the maintenance of an asset ratio or the creation or maintenance of reserves;

•	any provisions restricting the incurrence of additional debt or the issuance of additional securities;

•	the denominations in which the issuer will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

The issuer may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If the issuer sells these debt securities, the issuer will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If the issuer sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, the issuer will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Events of Default

Unless the issuer informs you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest on any debt security of that series for 30 days when due;

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment for 30 days when due;

•

failure to comply with any agreement in that series of debt securities or the indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) within 90 days after receipt of written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of the issuer; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the issuer occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the indenture will become immediately due and payable without any action on the part of the trustee or any holder.

At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under the indenture may pursue any remedy under the indenture only if:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to such series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indentures require the issuer to furnish to the trustee annually a statement as to the issuer’s performance of certain of the issuer’s obligations under the indentures and as to any default in performance.

Defeasance and Discharge

Defeasance

When we use the term defeasance, we mean discharge from some or all of the issuer’s obligations under the indenture. If the issuer deposits with the trustee under the indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under the indenture on the dates those payments are due, then, at the issuer’s option, either of the following will occur:

•	the issuer will be discharged from the issuer’s obligations with respect to the debt securities of that series (“legal defeasance”); or

•

the issuer will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, the issuer’s obligation to pay principal, premium and interest on the debt securities will also survive.

Unless the issuer informs you otherwise in the prospectus supplement, the issuer will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If the issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

In addition, the indenture will cease to be of further effect with respect to the debt securities of a series issued under the indenture, subject to exceptions relating to compensation and indemnity of the trustee under the indenture and repayment to the issuer of excess money or government securities, when either:

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•

the issuer has deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due, and has paid all other sums payable by the issuer with respect to the debt securities of that series.

Book-Entry Debt Securities

The issuer may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The issuer may issue global debt securities in either temporary or permanent form. The issuer will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Governing Law

New York law will govern the indenture and the debt securities.

The Trustee

The issuer will name the trustee under the indenture in the prospectus supplement. The trustee will be qualified to act under the Trust Indenture Act of 1939, as amended.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will give the holder the right, upon exercise of the warrant, to purchase, for a specified exercise period, a specified number of shares of the Company’s preferred stock or common stock at a specified exercise price per share which is subject to adjustment upon the occurrence of specified events. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until you exercise your warrants to purchase our preferred stock or common stock, you will not have any rights as a holder of our preferred stock or common stock, as the case may be, by virtue of your ownership of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock or preferred stock. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an overallotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information”.

DESCRIPTION OF UNITS

Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units comprised of our common stock, our preferred stock, warrants, subscription rights, or any combination of such securities under this prospectus. Units may be issued in one or more series, independently or together with shares of our common stock, our preferred stock, warrants, or subscription rights, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the securities included in the units will be separately transferable;

•	any provisions of the governing unit agreement that differ from those described in this section; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	underwritten transactions;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We will set forth in a prospectus supplement the terms of an offering of shares of our securities, including:

•	the name or names of any agents, dealers or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any delayed delivery arrangements;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions allowed or re-allowed or paid to dealers or agents.

The distribution of any securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

We may issue to the holders of our common stock, on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sales Through Underwriters or Dealers

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. We or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a “best efforts” basis and a dealer will purchase securities as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

The applicable prospectus supplement will describe any compensation paid to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of securities we are offering under this prospectus an option to purchase additional shares to cover over-allotments, if any, in connection with the distribution.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, all securities we may offer, other than common stock, will be new issues of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of such offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you that the securities will have a liquid trading market.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Other Services

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS

Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Holland & Knight LLP, Houston, Texas. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Contango ORE, Inc. as of December 31, 2023, and for the six-month period then ended, and as of June 30, 2023 and 2022, and for the years then ended, and the financial statements of Peak Gold, LLC as of December 31, 2023 and 2022, and for the years then ended, incorporated in this prospectus by reference from the Transition Report on Form 10-KT of Contango ORE, Inc. for the transition period from July 1, 2023 to December 31, 2023 and the consolidated financial statements of Contango ORE, Inc. as of June 30, 2023 and 2022, and for the years then ended, and the financial statements of Peak Gold, LLC as of December 31, 2022 and 2021, and for the years then ended, incorporated in this prospectus by reference from the Annual Report on Form 10-K of Contango ORE, Inc. for the year ended June 30, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The information appearing or incorporated by reference into this prospectus concerning estimates of our mineral resources for the Manh Choh Project and the Lucky Shot Project was derived from the respective Technical Report Summaries for each property, and has been included herein upon the authority of John Sims, AIPG Certified Professional Geologist and President of Sims Resources LLC, as qualified person with respect to the matters covered by such report and in giving such report. Mr. Sims is not an employee of the Company or the Peak Gold JV, and neither Mr. Sims nor Sims Resources LLC is affiliated with the Company, the Peak Gold JV or another entity that has an ownership, royalty or other interest in the properties that are the subject of the Manh Choh TRS or the Lucky Shot TRS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-35770) pursuant to the Exchange Act. Our filings are available to the public through the SEC’s website at www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.contangoore.com. Our website and the information contained therein or connected thereto are not a part of this prospectus or the registration statement of which it forms a part, and are not incorporated by reference into this prospectus or the registration statement of which it forms a part.

This prospectus is part of a registration statement we filed with the SEC. This prospectus, filed as part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 13, 2023;

•	our Transition Report on Form 10-KT for the transition period from July 1, 2023 to December 31, 2023, filed with the SEC on March 14, 2024;

•	Amendment No. 1 to our Transition Report on Form 10-KT for the transition period from July 1, 2023 to December 31, 2023, filed with the SEC on April 18, 2024;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May  14, 2024, August  13, 2024, and November 14, 2024, respectively;

•

our Current Reports on Form 8-K filed with the SEC on July 17, 2023, July  26, 2023, August  4, 2023, August  8, 2023, August  30, 2023, September  13, 2023 (solely with respect to Item 8.01 referred to therein), November 15, 2023 (solely with respect to Item 5.02 and Item 5.07 referred to therein), November  16, 2023, January  4, 2024, May  6, 2024, May  16, 2024, June  12, 2024, June  28, 2024 (solely with respect to Item 8.01 referred to therein), July 10, 2024 (solely with respect to Items 2.01, 3.02 and 5.02 referred to therein) and September 17, 2024 (solely with respect to Item 5.02 referred to therein);

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 4, 2023; and

•

the description of our shares of common stock contained in our Registration Statement on Form 8-A filed with the SEC on November  22, 2021, as updated by the description of our common stock filed as Exhibit 4.12 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on August 31, 2022, including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the initial registration statement and prior to effectiveness of the registration statement and before the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to the following address:

Contango ORE, Inc.

516 2nd Avenue, Suite 401,

Fairbanks, Alaska 99701

Attention: Corporate Secretary

(907) 888-4273

Contango ORE, Inc.

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

PROSPECTUS

, 2024

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated November 15, 2024

PROSPECTUS

Contango ORE, Inc.

Up to $32,800,000

Common Stock

We previously entered into a Controlled Equity OfferingSM Sales Agreement, dated June 8, 2023 (the “Sales Agreement”) with Cantor Fitzgerald & Co. (the “Agent”) relating to the sale of common stock offered by this prospectus. In accordance with the terms of the Sales Agreement, under this prospectus, we may offer and sell shares of our common stock, par value $0.01 per share (the “common stock”), having an aggregate offering price of up to $32,800,000 (the “Offering”), from time to time on or after the date hereof, through the Agent. As of the date of this prospectus, we have issued and sold an aggregate of 299,191 shares of our common stock for aggregate gross proceeds of approximately $7.2 million pursuant to the Sales Agreement and a prior prospectus supplement dated June 8, 2023. We will not make any further offers or sales of our common stock pursuant to the prior prospectus supplement and the accompanying prospectus.

Upon our delivery of a placement notice, and subject to the terms and conditions of the Sales Agreement, sales of common stock, if any, under this prospectus are anticipated to be made in transactions that are deemed to be an “at the market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (“Securities Act”). Subject to the terms of the Sales Agreement, the Agent is not required to sell any specific number or dollar amounts of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Agent compensation for its services in acting as sales agent in the sale of common stock pursuant to the terms of the Sales Agreement. We will pay the Agent compensation up to, but not exceeding, 3.0% of the gross proceeds from sales of common stock made thereunder. In connection with the sale of common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-10 for additional information regarding compensation payable to the Agent.

Our shares of common stock are listed on the NYSE American under the symbol “CTGO”. On November 14, 2024 the closing price of our shares of common stock, as quoted on the NYSE American, was $17.87 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED UNDER “ RISK FACTORS” ON PAGE S-10 OF THIS PROSPECTUS AND IN THE DOCUMENTS WE INCORPORATE BY REFERENCE HEREIN BEFORE YOU MAKE AN INVESTMENT IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

Cantor

The date of this prospectus is    , 2024.

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time offer shares of our common stock having an aggregate offering price of up to $32,800,000 under this prospectus at prices and on terms to be determined by market conditions at the time of each offering.

This prospectus, including the documents incorporated by reference, describes the specific terms of this Offering. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus after the date of this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Neither we nor the Agent is making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus should inform themselves about and observe any such restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context requires otherwise or unless stated otherwise, references in this prospectus to the “Company,” “Contango ORE,” “Contango,” “CORE,” “we,” “our” and “us” refer to Contango ORE, Inc. and its subsidiaries on a consolidated basis.

NOTICE REGARDING MINERAL DISCLOSURE

Information concerning the Company’s mining properties in this prospectus or contained in the documents incorporated by reference into this prospectus, has been prepared in accordance with the requirements of subpart 1300 of Regulation S-K (“S-K 1300”). S-K 1300 requires the Company to disclose its mineral resources, in addition to its mineral reserves, both in the aggregate and for each of the Company’s individual material mining properties.

The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource,” “inferred mineral resource,” “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” are defined and used in accordance with S-K 1300. Under S-K 1300, mineral resources may not be classified as mineral reserves unless the determination has been made by a qualified person, as defined in S-K 1300, that the mineral resources can be the basis of an economically viable project.

Each of the Technical Report Summaries (each a “TRS”) for the Manh Choh Project and the Lucky Shot Project (each as defined below) have been prepared in accordance with S-K 1300 and are included as Exhibits 96.1 and 96.2, respectively, to the Company’s Transition Report on Form 10-KT for the transition period from July 1, 2023 to December 31, 2023, filed with the SEC on March 14, 2024, which is incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The words and phrases “should be”, “will be”, “believe”, “expect”, “anticipate”, “estimate”, “forecast”, “goal” and similar expressions identify forward-looking statements and express expectations about future events. These include such matters as:

•	The Company’s financial position;

•	Business strategy, including outsourcing;

•	Meeting the Company’s forecasts and budgets;

•	Anticipated capital expenditures and the availability of future financing;

•	Risk in the pricing or timing of hedges the Company has entered into for the production of gold and associated minerals;

•	Prices of gold and associated minerals;

•	Timing and amount of future discoveries (if any) and production of natural resources on the Peak Gold JV Property (as defined below) and the Contango Properties (as defined below);

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

•	The Company’s ability to fund its business with current cash reserves based on currently planned activities;

•	Prospect development;

•	Operating and legal risks;

•	New governmental laws and regulations; and

•	Pending and future litigation.

Although the Company believes the expectations reflected in such forward-looking statements are reasonable, such expectations may not occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of the Company’s control, that may cause the Company’s actual results, performance or achievements to be materially different from future results expressed or implied by the forward-looking statements. These factors include, among others:

•	Ability to raise capital to fund capital expenditures and repayment of indebtedness;

•	Ability to retain or maintain capital contributions to, and our relative ownership interest in, the Peak Gold JV;

•	Ability to influence management of the Peak Gold JV;

•	Ability to realize the anticipated benefits of the HighGold Acquisition (as defined below);

•	Disruption from the HighGold Acquisition, including as it relates to maintenance of business and operational relationships;

•	Potential delays or changes in plans with respect to exploration or development projects or capital expenditures;

•	Operational constraints and delays;

•	Risks associated with exploring in the mining industry;

•	Timing and successful discovery of natural resources;

•	Availability of capital and the ability to repay indebtedness when due;

•	Declines and variations in the price of gold and associated minerals, as well as price volatility for natural resources;

•	Availability of operating equipment;

•	Operating hazards attendant to the mining industry;

•	Weather;

•	Ability to find and retain skilled personnel;

•	Restrictions on mining activities;

•	Legislation that may regulate mining activities;

•	Impact of new and potential legislative and regulatory changes on mining operating and safety standards;

•	Uncertainties of any estimates and projections relating to any future production, costs and expenses (including changes in the cost of fuel, power, materials and supplies);

•	Timely and full receipt of sale proceeds from the sale of any of our mined products (if any);

•	Stock price and interest rate volatility;

•	Federal and state regulatory developments and approvals;

•	Availability and cost of material and equipment;

•	Actions or inactions of third parties;

•	Potential mechanical failure or under-performance of facilities and equipment;

•	Environmental and regulatory, health and safety risks;

•	Strength and financial resources of competitors;

•	Worldwide economic conditions;

•	Impact of pandemics, such as the worldwide COVID-19 outbreak, which could impact the Company’s or the Peak Gold JV’s exploration schedule and operating activities;

•	Expanded rigorous monitoring and testing requirements;

•	Ability to obtain insurance coverage on commercially reasonable terms;

•	Competition generally and the increasing competitive nature of the mining industry;

•	Risk related to title to properties; and

•	Ability to consummate strategic transactions.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All forward-looking statements contained in or incorporated by reference into this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. See the information under the heading “Risk Factors” in this prospectus for some of the important factors that could affect the Company’s financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” and all other information included or incorporated by reference into this prospectus.

Our Company

Contango ORE was formed on September 1, 2010 as a Delaware corporation for the purpose of engaging in the exploration in the State of Alaska for gold ore and associated minerals. On January 8, 2015, CORE Alaska, LLC, a wholly-owned subsidiary of the Company (“CORE Alaska”), and a subsidiary of Royal Gold, Inc. (“Royal Gold”) formed Peak Gold, LLC (the “Peak Gold JV”). On September 30, 2020, CORE Alaska sold a 30.0% membership interest in the Peak Gold JV to KG Mining (Alaska), Inc. (“KG Mining”), an indirect wholly-owned subsidiary of Kinross Gold Corporation (“Kinross”), a large gold producer with a diverse global portfolio and extensive operating experience in Alaska. The sale was referred to as the “CORE Transactions”.

Concurrently with the CORE Transactions, KG Mining, in a separate transaction, acquired 100% of the equity of Royal Alaska, LLC from Royal Gold, which held Royal Gold’s 40.0% membership interest in the Peak Gold JV (the “Royal Gold Transactions” and, together with the CORE Transactions, the “Kinross Transactions”). After the consummation of the Kinross Transactions, CORE Alaska retained a 30.0% membership interest in the Peak Gold JV. KG Mining now holds a 70.0% membership interest in the Peak Gold JV and Kinross serves as the manager of the Peak Gold JV and operator of the Manh Choh (as defined below) mine.

The Company conducts its operations through four primary means:

•

a 30.0% membership interest in the Peak Gold JV, which leases approximately 675,000 acres from the Tetlin Tribal Council and holds approximately 13,000 additional acres of State of Alaska mining claims (such combined acreage, the “Peak Gold JV Property”) for exploration and development, including in connection with the Peak Gold JV’s plan to mine ore from the Main and North Manh Choh deposits within the Peak Gold JV Property (“Manh Choh” or the “Manh Choh Project”);

•

its wholly-owned subsidiary, Contango Mining Canada Inc., a corporation organized under the laws of British Columbia (“Contango Mining Canada”), which holds the Company’s 100% equity interest in HighGold Mining Inc., a corporation existing under the laws of the Province of British Columbia (“HighGold”), which holds the Company’s 100% equity interest in JT Mining, Inc., which leases for exploration the mineral rights to approximately 21,000 acres (“Johnson Tract” or the “Johnson Tract Project”), located near tidewater, 125 miles southwest of Anchorage, Alaska, from Cook Inlet Region, Inc. (“CIRI”), one of 12 land-based Alaska Native regional corporations created by the Alaska Native Claims Settlement Act of 1971;

•

its wholly-owned subsidiary, Contango Lucky Shot Alaska, LLC (formerly Alaska Gold Torrent, LLC), an Alaska limited liability company, which leases for exploration the mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims (“Lucky Shot” or the “Lucky Shot Project”), located in the Willow Mining District about 75 miles north of Anchorage, Alaska, from Alaska Hard Rock, Inc.;

•

its wholly-owned subsidiary, Contango Minerals Alaska, LLC (“Contango Minerals”), which separately owns the mineral rights to approximately 145,280 acres of State of Alaska mining claims for exploration, including (i) approximately 69,780 acres located immediately northwest of the Peak

Gold JV Property (the “Eagle/Hona Property”), (ii) approximately 14,800 acres located northeast of the Peak Gold JV Property (the “Triple Z Property”), (iii) approximately 52,700 acres of new property in the Richardson district of Alaska (the “Shamrock Property”) and (iv) approximately 8,000 acres located to the north and east of the Lucky Shot Project (the “Willow Property” and, together with the Eagle/Hona Property, the Triple Z Property, and the Shamrock Property, collectively the “Minerals Property”); and

•

its wholly-owned subsidiary, Avidian Gold Alaska Inc., an Alaskan corporation (“Avidian Alaska”), which separately owns the mineral rights to approximately 11,711 acres of State of Alaska mining claims and upland mining leases for exploration, including (i) approximately 1,021 acres located in the Fairbanks Mining District approximately three miles east of the Fort Knox Gold Mine and 20 miles north of Fairbanks, Alaska, and (ii) approximately 10,690 acres located in the Valdez Creek Mining District on the eastern edge of the Alaska Range, located, approximately 150 miles southwest of Fairbanks, Alaska, along the George Parks Highway; and which leases for exploration the mineral rights to approximately 3,380 acres of State of Alaska mining claims, leasehold locations and an upland mining lease, located in the Fairbanks Mining District approximately five miles southwest of the Fort Knox Gold Mine and about 10 miles north of Fairbanks, Alaska.

The Johnson Tract Project, Lucky Shot Project and the Minerals Property are collectively referred to in this prospectus as the “Contango Properties”. The Manh Choh Project is in the production stage, while all of the Company’s other projects are in the exploration stage.

Contango’s principal executive offices are located at 516 2nd Avenue, Suite 401, Fairbanks, Alaska 99701. The Company’s telephone number is (907) 888-4273 and its website address is www.contangoore.com. Information contained on the Company’s website does not constitute a part of this prospectus.

Recent Developments

Manh Choh Project

The Peak Gold JV has commenced ore mining at the Manh Choh Project and stockpiling at the Fort Knox mining and milling complex located approximately 240 miles away in Fairbanks, Alaska. On July 8, 2024, Manh Choh achieved a significant milestone and poured its first gold bar, on schedule. On September 9, 2024, the Company announced the start of a second campaign of gold production from the Manh Choh. The Company received its first cash distribution from the Peak Gold JV relating to production at Manh Choh of $19.5 million in September 2024 and its second cash distribution of $12.0 million on October 24, 2024.

During the third quarter of 2024, ore transportation has ramped up to planned volumes, with full commissioning of modifications at the Fort Knox facility having been completed. The Manh Choh Project remains on track to deliver its planned production this year.

The Peak Gold JV management committee approved budgets for 2023 and 2024, with cash calls totaling approximately to $248.1 million, of which the Company’s share was approximately $74.5 million. In July 2024, the Company had to contribute an unbudgeted additional cash call for $4.1 million. However, the Company does not anticipate any further cash calls. As of September 30, 2024, the Company has funded $78.6 million of cash calls for the Peak Gold JV.

Johnson Tract Project

On May 1, 2024, the Company entered into a definitive arrangement agreement (the “Arrangement Agreement”) by and among the Company, Contango Mining Canada and HighGold, pursuant to which the

Company acquired 100% of the outstanding equity interests of HighGold (the “HighGold Acquisition”) by way of a court approved plan of arrangement under the Business Corporations Act (British Columbia). The HighGold Acquisition, which was approved by HighGold shareholders at HighGold’s special meeting held on June 27, 2024, was subsequently approved by the Supreme Court of British Columbia on July 2, 2024.

On July 10, 2024, the Company completed the HighGold Acquisition and, as contemplated by the Arrangement Agreement, each HighGold share of common stock was exchanged for 0.019 shares of Contango common stock, par value $0.01 per share (the “common stock”). HighGold options were also exchanged, directly or indirectly, for Contango shares of common stock, based on the fair market value of the HighGold options prior to the closing date. Upon closing of the HighGold Acquisition, the Company issued an aggregate of 1,698,887 shares of Contango common stock, with a value of approximately $33.4 million, to HighGold shareholders in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 3(a)(10) of the Securities Act. Such exemption was based on the final order of the Supreme Court of British Columbia issued on July 2, 2024, approving the Acquisition following a hearing by the court which considered, among other things, the fairness of the Acquisition to the persons affected. Upon completion of the Acquisition, existing Contango shareholders own approximately 85.9% and HighGold shareholders own approximately 14.1% of the combined company.

On July 30, 2024, the Company commenced a surface drilling campaign at the Johnson Tract property, which was expected to last approximately three months. The 2024 surface exploration drilling targets 3,000 meters (approximately 9,850 ft) across 20 drill holes and is designed to in-fill the upper one-third of the near vertical resource. In parallel with the in-fill drilling, selected holes will undergo hydrological testing and monitoring to characterize the overall surficial and deposit hydrology and water quality. In addition to assaying the core, selected drill core will undergo advanced metallurgical, geochemical, and specific gravity tests to assist in building a geometallurgical model for the deposit. On September 9, 2024, the Company announced that it had completed approximately 1,500 meters (5,000 ft.) of the planned 2024 surface drilling program at the Johnson Tract project, which remains on budget and schedule.

Lucky Shot Project

The Lucky Shot project remains in care and maintenance as the Company plans a surface and underground drilling program for 2025.

Avidian Alaska Acquisition

On May 1, 2024, the Company entered into a stock purchase agreement with Avidian Gold Corp. (“Avidian”) pursuant to which the Company agreed to purchase Avidian’s 100% owned Alaskan subsidiary, Avidian Gold Alaska Inc., for initial consideration of $2,400,000, with a contingent payment for up to $1,000,000 (the “Avidian Alaska Acquisition”).

On August 6, 2024, the Company completed the Avidian Alaska Acquisition. As contemplated by the stock purchase agreement entered into with Avidian, the initial purchase price of $2,063,539 consisted of (i) $400,000 in cash (the “Cash Consideration”) and (ii) $1,663,539 in shares of Contango common stock, with $207,945 of such shares withheld at closing and to be paid only upon settlement of a withholding contingency (the “Equity Consideration”). The Cash Consideration shall be paid in the following tranches: (i) a deposit of $50,000 (paid), (ii) $150,000 to be paid upon settlement of a withholding contingency and (iii) $200,000 to be paid on or before the six-month anniversary of the transaction closing date. The number of shares of common stock constituting the Equity Consideration, which were issued or will be issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, was determined based on Contango’s 10-day VWAP on the NYSE American immediately prior to the closing date.

Underwritten Offering

On June 12, 2024, the Company completed the issuance of 731,750 units at a price of $20.50 per unit (the “July 2024 Units”) for aggregate gross proceeds of $15,000,875. Each July 2024 Unit consisted of one share of the Company’s common stock and one-half of one warrant to purchase one share of common stock (each whole common share purchase warrant, a “July 2024 Warrant”). Each July 2024 Warrant is exercisable to purchase one share of common stock at an exercise price of $26.00 per warrant for a period of 36 months.

Committee for Safe Communities Complaint

On October 20, 2023, the Committee for Safe Communities (“CSC”), an Alaskan non-profit corporation inclusive of certain vacation homeowners along the Manh Choh ore haul route and others, filed suit in the Superior Court for the State of Alaska in Fairbanks, Alaska (the “Court”) against the State of Alaska, Department of Transportation and Public Facilities (the “DOT”), seeking injunctive relief with respect to CSC’s oversight of the Peak Gold JV’s ore haul plan (the “Complaint”). Ore from the Manh Choh mine is being trucked to the Fort Knox mill for processing via public roadways in state-of-the-art trucks carrying legal loads. The Complaint alleges that the DOT has approved a haul route and trucking plan for the Manh Choh project that violates DOT regulations, DOT’s actions have created an unreasonable risk to public safety constituting an attractive public nuisance, and DOT has aided and abetted the offense of negligent driving. On November 2, 2023, CSC filed a motion for preliminary injunction. On November 9, 2023, the Peak Gold JV filed a motion to intervene in this lawsuit, which was granted on November 15, 2023. On January 15, 2024, Peak Gold and DOT jointly moved for judgment on the pleadings and to stay all discovery. On May 14, 2024, the Court issued an order denying CSC’s motion for preliminary injunction and staying discovery. On June 24, 2024, the Court issued an order granting judgment on the pleadings as to three of the four claims for relief alleged in the Complaint and denying relief as to the claim for public nuisance. The order further lifted the stay of discovery. On July 3, 2024, the DOT filed motion for reconsideration as to the Court’s order on the motion for judgment on the pleadings, which Peak Gold joined. On September 13, 2024, the Court issued an order denying this motion. At a scheduling conference on July 16, 2024, the Court ordered CSC to respond to the motion for reconsideration and set a trial for August 11, 2025.

THE OFFERING

Common stock outstanding following the offering(1)	14,063,957 shares, assuming sales of 1,835,478 shares of our common stock in this Offering at an offering price of $17.87 per share, which was the last reported sale price of our common stock on the NYSE American on November 14, 2024. The actual number of shares issued will vary depending on the sales price under this Offering.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $32,800,0000.

Plan of distribution	“At the market” offering that may be made from time to time through or to, Cantor Fitzgerald & Co., as sales agent. See “Plan of Distribution” on page S-19 of this prospectus.

Use of proceeds	We intend to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from this Offering for our general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus.

Risk factors	Investing in our common stock involves a high degree of risk. See the “Risk Factors” section of this prospectus and the underlying prospectus and other information included or incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

NYSE American symbol	“CTGO”

(1)

The number of shares of common stock is based on 12,228,479 shares outstanding as of November 14, 2024, which includes 436,863 shares of unvested restricted stock at a weighted average price of $19.03, and excludes:

•	866,875 shares of common stock issuable upon the exercise of outstanding options and warrants at a weighted average exercise price of $14.50 and $27.52, respectively;

•	458,376 shares of common stock available for future issuance under our Amended and Restated 2010 Equity Compensation Plan; and

•	655,738 shares of our common stock issuable upon conversion of our outstanding convertible debenture.

Unless specifically stated otherwise, all information in this prospectus assumes no exercise of outstanding stock options or warrants or conversion of convertible notes described above.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. Before you invest in our common stock, you should carefully consider the risk factors included in, or incorporated by reference into, this prospectus, as updated by our subsequent filings under the Exchange Act, together with all of the other information included in this prospectus, any prospectus and the documents we incorporate by reference, in evaluating an investment in our securities. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our securities could decline materially and you could lose all or part of your investment. The risks described in this prospectus are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Related to This Offering and Our Common Stock

The Company’s common stock is thinly traded.

As of November 14, 2024, there were approximately 12.2 million shares of the Company’s common stock outstanding, with directors and officers beneficially owning approximately 13.7% of our outstanding common stock. Our common stock is listed on the NYSE American under the symbol “CTGO”. Although our common stock is listed on the NYSE American, trading has been irregular and with low volumes and therefore the market price of our common stock may be difficult to ascertain. Since the Company’s common stock is thinly traded (average trading volume of approximately 59 thousand shares of common stock per day for fiscal year 2024 to date), the purchase or sale of relatively small common stock positions may result in disproportionately large increases or decreases in the price of the Company’s common stock.

Our failure to meet the continued listing requirements of the NYSE American could result in a delisting of our common stock.

On November 19, 2021, our common stock was approved for listing on the NYSE American, LLC, and began trading on such exchange on November 24, 2021. If we fail to satisfy the continued listing requirements of the NYSE American, such as the corporate governance requirements or the minimum closing bid price requirement, the exchange may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we anticipate that we would take actions to restore our compliance with applicable exchange requirements, such as stabilize our market price, improve the liquidity of our common stock, prevent our common stock from dropping below such exchange’s minimum bid price requirement, or prevent future non-compliance with such exchange’s listing requirements.

The Company does not intend to pay dividends in the foreseeable future.

For the foreseeable future, the Company intends to retain any earnings to finance the development of its business, and the Company does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors of the Company (the “Board”) and will be dependent upon then-existing conditions, including our operating results and financial condition, capital requirements, contractual restrictions, business prospects and other factors that the Board considers relevant. Accordingly, investors must rely on sales of their common stock after any price appreciation, which may never occur, as the only way to realize a return on their investment.

The U.S. federal income tax treatment of distributions on our common stock to a holder will depend upon our tax attributes and the holder’s tax basis in our stock, which are not necessarily predictable and can change over time.

Distributions of cash or property on our common stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. Also, if any holder sells our common stock, the holder will recognize a gain or loss equal to the difference between the amount realized and the holder’s tax basis in such common stock.

To the extent that the amount of our distributions is treated as a non-taxable return of capital as described above, such distribution will reduce a holder’s tax basis in the common stock. Consequently, such excess distributions will result in a corresponding increase in the amount of gain, or a corresponding decrease in the amount of loss, recognized by the holder upon the sale of the common stock or subsequent distributions with respect to such stock. Additionally, with regard to U.S. corporate holders of our common shares, to the extent that a distribution on common shares exceeds both our current and accumulated earnings and profits and such holder’s tax basis in such shares, such holders would be unable to utilize the corporate dividends-received deduction (to the extent it would otherwise be applicable to such holder) with respect to the gain resulting from such excess distribution.

Prospective investors in our common stock are encouraged to consult their tax advisors as to the tax consequences of receiving distributions on our shares that are not treated as dividends for U.S. federal income tax purposes.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our amended and restated certificate of incorporation authorizes our Board to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our Board may determine. The terms of one or more classes or series of our preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of a class or series of our preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of our preferred stock could affect the residual value of our common stock.

Raising additional capital may cause dilution to our stockholders or restrict our operations.

Until such time, if ever, we can generate substantial revenues, we expect to finance our cash needs through a combination of additional equity offerings and debt financings. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of common stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

We cannot be certain that additional funding will be available on acceptable terms, or at all. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts.

If securities or industry analysts adversely change their recommendations regarding our common stock or if our operating results do not meet their expectations, our stock price could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover our company downgrades our common stock or if our operating results do not meet their expectations, our stock price could decline.

We are taxed as a corporation for U.S. federal income tax purposes.

We will pay U.S. federal income tax on our taxable income at the corporate tax rate, which is currently 21%, and will pay state and local income tax at varying rates. Distributions will generally be taxed again as corporate dividends (to the extent of our current and accumulated earnings and profits), and no income, gains, losses, deductions, or credits will flow through to our shareholders. In addition, changes in current state law may subject us to additional entity-level taxation by individual states. Because of state budget deficits and other reasons, several states are evaluating ways to subject corporations to additional forms of taxation. We will be subject to a material amount of entity-level taxation, which will result in a material reduction in the anticipated cash flow and after-tax return to our shareholders.

A non-U.S. holder of our common stock will be treated as having income that is “effectively connected” with a United States trade or business upon the sale or disposition of our common stock unless (i) our common stock is regularly traded on an established securities market and (ii) the non-U.S. holder did not meet certain ownership thresholds during the applicable testing period.

A non-U.S. holder of our common stock generally will incur U.S. Federal income tax on any gain realized upon a sale or other disposition of our common stock to the extent our common stock constitutes a “United States real property interest” (“USRPI”), under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). A USRPI includes stock in a “United States real property holding corporation.” We are, and expect to continue to be for the foreseeable future, a “United States real property holding corporation.”

Under FIRPTA, a non-U.S. holder is taxed on any gain realized upon a sale or other disposition of a USRPI as if such gain were “effectively connected” with a United States trade or business of the non-U.S. holder. A non-U.S. holder thus will be taxed on such a gain at the same graduated rates generally applicable to U.S. persons. In addition, a non-U.S. holder would have to file a U.S. federal income tax return reporting that gain. A non-U.S. holder that is a foreign corporation and not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such gain.

However, if our common stock is regularly traded on an established securities market (the “Regularly Traded Exception”), then gains realized upon a sale or other disposition of our common stock will not be treated as gains from the sale of a USRPI, as long as the non-U.S. holder did not own: (i) more than 5% of our common stock at any time during the five-year period preceding the sale or other disposition or, if shorter, the non-U.S. holder’s holding period for its common stock; or (ii) aggregate equity securities of the Company with a fair market value on the date acquired in excess of 5% of the fair market value of the common stock on such date. Our common stock currently trades on the NYSE American. If our common stock is delisted, it is uncertain whether our common stock will continue to be considered as being regularly traded on an established securities market in the U.S. Accordingly, we can provide no assurances that the common stock will meet the Regularly Traded Exception at the time a non-U.S. holder purchases such securities or sells, exchanges, or otherwise disposes of such securities. In the event that our common stock does not meet the Regularly Traded Exception, then gains recognized by a non-U.S. holder upon a sale or other disposition of our common stock will be subject to tax under FIRPTA unless an exemption applies. The foregoing summary is qualified in its entirety by the discussion contained herein under the heading “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders.”

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

Under Section 382 and related provisions of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three year period), the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income may be limited. We may, upon completion of the offering of common stock described in this prospectus, or in the future as a result of subsequent shifts in our stock ownership, experience, an “ownership change.” Thus, our ability to utilize carryforwards of our net operating losses and other tax attributes to reduce future tax liabilities may be substantially restricted. At this time, we have not completed a study to assess whether an ownership change under Section 382 of the Code may occur in the foreseeable future, or whether there have been due to the costs and complexities associated with such a study. Therefore, we may not be able to take full advantage of these carryforwards for federal or state tax purposes.

The tax treatment of corporations or an investment in our common stock could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly on a retroactive basis.

The present U.S. federal income tax treatment of corporations, including us, or an investment in our common stock may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing U.S. federal income tax laws that affect corporations. Any modification to the U.S. federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet our cash flow needs for operations, acquisitions or other purposes. We are unable to predict whether any of these changes or other proposals will be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our common stock.

Anti-takeover provisions of the Company’s certificate of incorporation, bylaws and Delaware law could adversely affect a potential acquisition by third parties.

The Company’s certificate of incorporation, bylaws and the Delaware General Corporation Law contain provisions that may discourage unsolicited takeover proposals. These provisions could have the effect of inhibiting fluctuations in the market price of the Company’s common stock that could result from actual or rumored takeover attempts, preventing changes in the Company’s management or limiting the price that investors may be willing to pay for shares of common stock. Among other things, these provisions:

•	Limit the personal liability of directors;

•	Limit the persons who may call special meetings of stockholders;

•	Prohibit stockholder action by written consent;

•	Establish advance notice requirements for nominations for election of the Board and for proposing matters to be acted on by stockholders at stockholder meetings;

•	Require us to indemnify directors and officers to the fullest extent permitted by applicable law; and

•	Impose restrictions on business combinations with some interested parties.

Our management has broad discretion in the use of the net proceeds of this Offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this Offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this Offering and could use them for purposes other than those contemplated at the time of the Offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

USE OF PROCEEDS

The net proceeds from the Offering are not determinable in light of the nature of the distribution. The net proceeds of any given distribution of common stock through the Agent in an “at the market” offering will represent the gross proceeds after deducting the applicable compensation payable to the Agent under the Sales Agreement and the expenses of the distribution.

We intend to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from the sale of the common stock offered by this prospectus for our general corporate purposes, which may include, among other things:

•	exploration for possible mineral reserves and resources at the Contango Properties;

•	funding the Company’s contribution obligations to the Peak Gold JV;

•	funding working capital requirements;

•	capital expenditures;

•	repayment or refinancing of indebtedness;

•	strategic acquisitions;

•	general corporate purposes; and

•	repurchases and redemptions of securities.

However, management of Contango will have discretion with respect to the actual use of the net proceeds of the Offering, and there may be circumstances where, for sound business reasons, a reallocation of the net proceeds is necessary. See “Risk Factors.”

Pending the application of such proceeds, we may invest the proceeds in short-term marketable securities or money market obligations.

The precise amount and timing of the application of these proceeds will depend upon, among other factors, our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

Authorized Capitalization

Common Stock

Our Certificate of Incorporation authorizes us to issue 45,000,000 shares of common stock, par value $0.01 per share.

Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are generally entitled to vote. The majority of votes cast by the holders of shares entitled to vote on an action at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

Upon the liquidation, dissolution or winding up of our business, after payment of all liabilities and payment of preferential amounts to the holders of preferred stock, if any, the shares of common stock are entitled to share equally in our remaining assets. Pursuant to our Certificate of Incorporation, no stockholder has any preemptive rights to subscribe for our securities or rights to convert or exchange common shares into any other security. The common stock is not subject to any redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

We do not intend to declare or pay any cash dividends on our common stock. We currently intend to retain future earnings in excess of preferred stock dividends, if any, for operations and to develop and expand our business. We do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination with respect to the payment of dividends on the common stock will be at the discretion of the board of directors of the Company and will depend on, among other things, operating results, financial condition and capital requirements, the terms of then-existing indebtedness, general business conditions and other factors the Board deems relevant.

Preferred Stock

Our Certificate of Incorporation authorizes us to issue 15,000,000 shares of preferred stock, par value $0.01 per share, in one or more series with such voting powers, full or limited, or no voting powers and such designations, preferences and relative participation, optional or other special rights, and the qualifications, limitations or restrictions thereof as shall be stated in the resolutions of the Board providing for their issuance.

Prior to the issuance of shares of each series of preferred stock, the Board is required by the Delaware General Corporation Law (the “DGCL”) and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•

the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•

whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

Although the Board has no intention at the present time of doing so, it could issue a series of preferred stock in the future that, depending on the terms of such series, could decrease the amount of earnings and assets available for distribution to the holders of common stock, adversely affect the rights and powers, including voting rights, of the common stock and impede the completion of a merger, tender offer or other takeover attempt. The Board will make a determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders. The Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, and our Certificate of Incorporation and our Bylaws (the “Bylaws”), described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	the transaction is approved by the Board before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; and

•

on or after such time, the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

•	permit the Board to issue up to 15,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office;

•	provide that our Bylaws may only be amended by the affirmative vote of the majority of the Board or the holders of two-thirds of our then outstanding common stock;

•	provide that special meetings of our stockholders may only be called by the Board, the president or the holders of a majority of our then outstanding common stock;

•

eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by the DGCL;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•

do not provide for cumulative voting rights, therefore allowing the holders of a plurality of votes cast in any election of directors to elect all of the directors standing for election, if they should so choose.

Limitation of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the limitation of liability provision in our Certificate of Incorporation will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Ticker Symbol

Our common stock is traded on the NYSE American under the symbol “CTGO”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DILUTION

If you invest in our shares of common stock in this offering, your investment will be diluted immediately to the extent of the difference between the public offering price per share of common stock you purchase in this offering, and the net tangible book value per share of common stock immediately after this offering.

Net tangible book value represents the amount of our total tangible assets reduced by our total liabilities. As of September 30, 2024, our net tangible book value was approximately $(10,217,943), or $(0.84) per share. Net tangible book value is total assets minus the sum of liabilities, intangible assets and non-controlling interests. Net tangible book value per share is net tangible book value divided by the total number of shares of our common stock outstanding as of September 30, 2024.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the net tangible book value per share of our common stock immediately after completion of this offering.

After giving effect to the sale of the shares in this Offering in the aggregate amount of $32,800,000 at an assumed offering price of $17.87 per share, which was the last reported sale price of our common stock on the NYSE American on November 14, 2024, and after deducting the commissions and estimated offering expenses payable by us, our as adjusted net tangible book value would have been approximately $21,598,057 or approximately $1.54 per share of common stock, as of September 30, 2024. This represents an immediate increase in net tangible book value of approximately $2.38 per share to existing stockholders and an immediate dilution of approximately $16.33 per share to investors in this Offering. The following table illustrates this calculation on a per share basis:

Assumed public offering price per share	$		$17.87
Net tangible book value per share as of September 30, 2024		$(0.84)
Increase in net tangible book value per share attributable to this offering		$2.38

As adjusted net tangible book value per share as of September 30, 2024	$		$1.54

Dilution per share to investors participating in this offering	$		$16.33

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, you will experience further dilution.

The discussion and table above are based on 12,223,758 shares of common stock outstanding as of September 30, 2024, which includes 437,089 shares of unvested restricted stock at a weighted average price of $19.03, and excludes:

•	866,875 shares of common stock issuable upon the exercise of outstanding options and warrants at a weighted average exercise price of $14.50 and $27.52, respectively;

•	458,376 shares of common stock available for future issuance under our 2023 Omnibus Incentive Plan; and

•	655,738 shares of our common stock issuable upon conversion of our outstanding convertible debenture.

Unless specifically stated otherwise, all information in this prospectus supplement assumes no exercise of outstanding stock options or warrants or conversion of convertible notes described above.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Agent under which we may offer and sell, from time to time, up to $32,800,000 of common stock through the Agent from and after the date hereof. The Sales Agreement entered into by the Company and the Agent was filed as an exhibit to a Current Report on Form 8-K, which was incorporated by reference into this prospectus.

Sales of common stock, if any, will be made in transactions that are deemed to be an “at the market” offering, as defined in Rule 415(a)(4) promulgated under the Securities Act. Subject to the terms and conditions of the Sales Agreement and upon instructions from us, the Agent will use its commercially reasonable efforts, consistent with its customary trading and sales practices and applicable laws, to sell the common stock in accordance with the parameters specified by us and as set out in the Sales Agreement. The common stock will be distributed at market prices prevailing at the time of the sale. As a result, prices may vary as between purchasers and during the period of distribution.

We will instruct the Agent as to the number of shares of common stock to be sold by the Agent from time to time by sending the Agent a notice (each, a “Placement Notice”) that requests that the Agent sell up to a specified dollar amount or a specified number of shares of common stock and specifies any parameters in accordance with which we require that the common stock be sold. The parameters set forth in a Placement Notice shall not conflict with the provisions of the Sales Agreement. We or the Agent may suspend the offering of common stock upon proper notice and subject to other conditions set forth in the Sales Agreement.

We will pay the Agent for its services in acting as agent in the sale of common stock, pursuant to the terms of the Sales Agreement, compensation up to but not exceeding 3.0% of the gross proceeds from sales of common stock made thereunder. The Agent will be the only person or company paid an underwriting fee or commission in connection with the Offering. We have also agreed pursuant to the Sales Agreement to reimburse the Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $75,000. We estimate that the total expenses that we will incur for the Offering (including fees payable to stock exchanges, securities regulatory authorities, our counsel, our auditors and Agent’s counsel, but excluding compensation payable to the Agent under the terms of the Sales Agreement) will be approximately $300,000. Settlement for sales of common stock will occur on the first business day following the date on which any sales are made, or on such other date as is current industry practice for regular-way trading, in return for payment of the net proceeds to us. Sales of common stock as contemplated in this Prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on behalf of us, the Agent will be deemed an “underwriter,” as defined in applicable securities legislation under the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts.

We have agreed to provide indemnification and contribution to the Agent against, among other things, certain civil liabilities, including liabilities under the Securities Act.

The offering of common stock pursuant to the Sales Agreement will terminate in accordance with the terms of the Sales Agreement. The Agent may terminate the Sales Agreement under the circumstances specified in the Sales Agreement. We and the Agent may also terminate the Sales Agreement upon giving the other party ten (10) days’ notice.

The Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, the Agent will not engage in any market making activities involving our common stock while the Offering is ongoing under this Prospectus. In the course of its business, the Agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the Agent may at any time hold long or short positions in such securities.

This Prospectus in electronic format may be made available on websites maintained by the Agent, and the Agent may distribute this Prospectus electronically.

Our common stock is traded on the NYSE American under the symbol “CTGO”.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following discussion is a general summary of the material United States federal income and estate tax consequences of the ownership and disposition of our common stock applicable to “Non-U.S. Holders.” As used in this prospectus, a Non-U.S. Holder means a beneficial owner of our common stock that is neither a U.S. person nor a partnership for U.S. federal income tax purposes, and that will hold shares of our common stock as capital assets. For U.S. federal income tax purposes, a U.S. person is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons has the authority to control all substantial decisions of the trust or (b) otherwise has validly elected to be treated as a U.S. domestic trust.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the U.S. federal income tax treatment of the partnership and each partner generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships acquiring our common stock, and partners in such partnerships, are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of the ownership and disposition of our common stock.

This summary does not consider specific facts and circumstances that may be relevant to a particular Non-U.S. Holder’s tax position and does not consider U.S. state and local or non-U.S. tax consequences. It also does not consider Non-U.S. Holders subject to special tax treatment under the U.S. federal income tax laws (including partnerships or other pass-through entities, banks and insurance companies, dealers in securities, holders of our common stock held as part of a “straddle,” “hedge,” “conversion transaction” or other risk-reduction transaction, controlled foreign corporations, passive foreign investment companies, foreign tax-exempt organizations, former U.S. citizens or residents, persons who hold or receive common stock as compensation and persons subject to the alternative minimum tax). This summary is based on provisions of the Code, applicable regulations promulgated by the U.S. Department of the Treasury (the “Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis, and different interpretations.

This summary is included herein as general information only. Accordingly, each prospective Non-U.S. Holder is urged to consult its own tax advisor with respect to the U.S. federal, state, local and non-U.S. income, estate and other tax consequences of owning and disposing of our common stock.

Tax Consequences to Non-U.S. Holders

Distributions on Common Stock

In the event we make distributions of cash or other property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the Non-U.S. holder’s tax basis in our common stock (with a corresponding reduction in such Non-U.S. Holder’s adjusted tax basis in our common stock), and thereafter as capital gain Subject to the withholding requirements under FATCA (as defined below) and except with respect to dividends treated as effectively connected income, each of which is discussed below, dividends paid to a Non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of 30% unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a Non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form), which must be updated periodically, certifying qualification for the reduced rate. Special certification requirements and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a Non-U.S. Holder that are effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividend income will not be subject to U.S. withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI (or other successor form) certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

A Non-U.S. Holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Disposition of Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Additional Withholding Requirements under FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

•

our common stock constitutes a U.S. real property interest by reason of our status as a United States real property holding corporation (a “USRPHC”), for U.S. federal income tax purposes during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for our common stock.

A Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States.

A Non-U.S. Holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

With respect to the third bullet point above, in general, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable Treasury Regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests (including its U.S. real property interests) and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our common stock is and continues to be “regularly traded on an established securities market”, only a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for the common stock, more than 5% of our common stock will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If our common stock ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the relevant disposition occurred, all non-U.S. holders (regardless of the percentage of stock owned) generally would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from the sale of our common stock by such non- U.S. holders, even if such Non-U.S. Holder’s ultimate U.S. federal income tax liability were determined to be less than the amount withheld.

Non-U.S. holders should consult their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Federal Estate Tax

Any of our common stock held by an individual Non-U.S. Holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Any distributions paid on our common stock, and the tax withheld with respect thereto, are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty or withholding was not required because the distributions were effectively connected with a trade or business in the United States conducted by the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Under certain circumstances, the Code imposes a backup withholding obligation (currently at a rate of 24%) on certain reportable payments. Distributions paid to a Non-U.S. Holder on our common stock generally will be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or a successor form for either) or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of our common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of our common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury Regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the holder is a Non-U.S. Holder and the broker has no knowledge to the contrary. Non-U.S. Holders are urged to consult their own tax advisors on the application of information reporting and backup withholding to them in their particular circumstances (including upon their disposition of our common stock).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle the non-U.S. Holder to a refund if the Non-U.S. Holder provides the required information to the IRS on a timely basis. Non-U.S. Holders are urged to consult their own tax advisors regarding the filing of a U.S. tax return for claiming a refund of such backup withholding.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the Treasury Regulations and administrative guidance promulgated thereunder (“FATCA”) impose U.S. withholding on certain payments made to “foreign financial institutions” and to certain other non-U.S. entities, including intermediaries. Such withholding will generally be imposed at a 30% rate on certain payments of dividends on shares issued by a U.S. person, including our common stock, to a foreign financial institution unless such foreign financial institution enters into (or is deemed to have entered into) an agreement with the U.S. Department of the Treasury to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% of payments to such account holders whose actions prevent the financial institution from complying with these reporting and other requirements. Withholding is imposed on similar types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or the entity furnishes identifying information regarding each substantial U.S. owner. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA, which will reduce but not eliminate the risk of FATCA withholding for investors in or holding our common stock through financial institutions in such countries. FATCA withholding currently applies to payments of U.S.-source dividends and other fixed payments. Although the term “withholdable payment,” as defined in the Code, also includes the gross proceeds of a disposition of stock (including a liquidating distribution from a corporation) or debt instruments, in each case with respect to any U.S. investment, proposed Treasury Regulations provide that such gross proceeds are not “withholdable payments” under FATCA. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Neither we nor any other person would be required to pay additional amounts as a result of FATCA withholding. Non-U.S. Holders are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of FATCA to their ownership and disposition of our common stock.

Withholding under the Foreign Account Tax Compliance Act

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

LEGAL MATTERS

Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Holland & Knight LLP, Houston, Texas. The Agent is being represented in connection with this Offering by Dentons Canada LLP, Toronto, Ontario and Dentons US LLP, New York, New York.

EXPERTS

The consolidated financial statements of Contango ORE, Inc. as of December 31, 2023, and for the six-month period then ended, and as of June 30, 2023 and 2022, and for the years then ended, and the financial statements of Peak Gold, LLC as of December 31, 2023 and 2022, and for the years then ended, incorporated in this prospectus by reference from the Transition Report on Form 10-KT of Contango ORE, Inc. for the transition period from July 1, 2023 to December 31, 2023 and the consolidated financial statements of Contango ORE, Inc. as of June 30, 2023 and 2022, and for the years then ended, and the financial statements of Peak Gold, LLC as of December 31, 2022 and 2021, and for the years then ended, incorporated in this prospectus by reference from the Annual Report on Form 10-K of Contango ORE, Inc. for the year ended June 30, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The information appearing or incorporated by reference into this prospectus concerning estimates of our mineral resources for the Manh Choh Project and the Lucky Shot Project was derived from the respective Technical Report Summaries for each property, and has been included herein upon the authority of John Sims, AIPG Certified Professional Geologist and President of Sims Resources LLC, as qualified person with respect to the matters covered by such report and in giving such report. Mr. Sims is not an employee of the Company or the Peak Gold JV, and neither Mr. Sims nor Sims Resources LLC is affiliated with the Company, the Peak Gold JV or another entity that has an ownership, royalty or other interest in the properties that are the subject of the Manh Choh TRS or the Lucky Shot TRS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-35770) pursuant to the Exchange Act. Our filings are available to the public through the SEC’s website at www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.contangoore.com. Our website and the information contained therein or connected thereto are not a part of this prospectus or the registration statement of which it forms a part, and are not incorporated by reference into this prospectus or the registration statement of which it forms a part.

This prospectus is part of a registration statement we filed with the SEC. This prospectus, filed as part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 13, 2023;

•	our Transition Report on Form 10-KT for the transition period from July 1, 2023 to December 31, 2023, filed with the SEC on March 14, 2024;

•	Amendment No. 1 to our Transition Report on Form 10-KT for the transition period from July 1, 2023 to December 31, 2023, filed with the SEC on April 18, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 14, 2024, August 13, 2024 and November 14, 2024, respectively;

•

our Current Reports on Form 8-K filed with the SEC on July 17, 2023, July  26, 2023, August  4, 2023, August  8, 2023, August  30, 2023, September  13, 2023 (solely with respect to Item 8.01 referred to therein), November 15, 2023 (solely with respect to Item 5.02 and Item 5.07 referred to therein), November  16, 2023, January  4, 2024, May  6, 2024, May  16, 2024, June  12, 2024, June  28, 2024 (solely with respect to Item 8.01 referred to therein), July 10, 2024 (solely with respect to Items 2.01, 3.02 and 5.02 referred to therein) and September 17, 2024 (solely with respect to Item 5.02 referred to therein);

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 4, 2023; and

•

the description of our shares of common stock contained in our Registration Statement on Form 8-A filed with the SEC on November  22, 2021, as updated by the description of our common stock filed as Exhibit 4.12 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on August 31, 2022, including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the initial registration statement and prior to effectiveness of the registration statement and before the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to the following address:

Contango ORE, Inc.

516 2nd Avenue, Suite 401,

Fairbanks, Alaska 99701

Attention: Corporate Secretary

(907) 888-4273

Contango ORE, Inc.

Up to $32,800,000

Common Stock

PROSPECTUS

Cantor

   , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the registration of the common stock offered hereby. With the exception of the SEC Registration Fee, the amounts set forth below are estimates.

SEC Registration Fee	$23,355
Accountants’ fees and expenses	*
Legal fees and expenses	*
Printing and engraving expenses	*
Transfer agent and registrar fees	*
Federal and state taxes	*
Miscellaneous	*

Total	$23,355

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL. Our certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

We maintain liability insurance policies that indemnify our directors and officers and those of our subsidiaries against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act that may be incurred by them in their capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits and Financial Statement Schedules

(a)  Exhibits.

Incorporated by Reference
Exhibit Number	Description	Filed Herewith	Form	File No.	Ex.	Filing Date

1.1*	Form of Underwriting Agreement.

1.2	Controlled Equity OfferingSM Sales Agreement, dated June 8, 2023, by and between the Company and Cantor Fitzgerald & Co.		8-K	001-35770	1.1	06/09/2023

4.1	Form of Certificate of Contango ORE, Inc. common stock.		10-Q	001-35770	4.1	11/14/2013

4.2	Form of Convertible Debenture.		8-K	001-35770	4.1	04/09/2022

4.3	Form of Registration Rights Agreement dated as of December 23, 2022.		8-K	001-35770	4.1	12/23/2022

4.4	Form of Registration Rights Agreement dated as of January 19, 2023.		8-K	001-35770	4.1	01/19/2023

4.5	Form of Indenture.	X

4.6*	Form of Debt Security.

4.7*	Form of Warrant Agreement.

4.8*	Form of Subscription Rights Agreement.

4.9*	Form of Unit Agreement.

5.1	Opinion of Holland & Knight LLP.	X

23.1	Consent of Moss Adams LLP.	X

23.2	Consent of Moss Adams LLP for the Audited Financial Statements of Peak Gold, LLC as of December 31, 2023.	X

23.3	Consent of Holland & Knight LLP (included as part of Exhibit 5.1).	X

23.4	Consent of Sims Resources LLC.	X

24.1	Power of Attorney (included on signature page hereto).	X

25.1*	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939, as amended.

107	Filing Fee Table.	X

*	To be filed by amendment or by a Current Report on Form 8-K.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(b)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	that, for purposes of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(1)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(2)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairbanks, State of Alaska, on November 15, 2024.

Contango ORE, Inc.

By:	/s/ Rick Van Nieuwenhuyse
Name:	Rick Van Nieuwenhuyse
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Rick Van Nieuwenhuyse and Michael Clark, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on November 15, 2024.

Signature	Title

/s/ Rick Van Nieuwenhuyse	President, Chief Executive Officer and Director (Principal Executive Officer)
Rick Van Nieuwenhuyse

/s/ Michael Clark	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
Michael Clark

/s/ Brad Juneau	Chairman
Brad Juneau

/s/ Joseph Compofelice	Director
Joseph Compofelice

/s/ Curtis Freeman	Director
Curtis Freeman

/s/ Richard Shortz	Director
Richard Shortz